UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: September 22, 2008

X-RITE, INCORPORATED

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 44th Street S.E.

Grand Rapids, Michigan 49512

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:

(616) 803-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 on Form 8-K/A is being filed by X-Rite, Incorporated (the “Company”) to report the committee appointments of David M. Cohen, David A. Eckert, Colin M. Farmer and Daniel M. Friedberg, each of whom was conditionally appointed to serve on the Company’s board of directors (the “Board”) on September 22, 2008 which appointments became effective on October 28, 2008. The committee appointments reported in this Current Report were not included in the Current Report on Form 8-K filed on September 26, 2008 because such information had not yet been determined by the Board.

David M. Cohen has been appointed to serve on the Compensation Committee. David A. Eckert has been appointed to serve on the Audit Committee. Colin M. Farmer has been appointed to serve on the Nominating & Governance Committee. Daniel M. Friedberg has been appointed to serve on each of the Compensation Committee, the Audit Committee and the Nominating & Governance Committee.

As of October 28, 2008, the members of the committees of the Company’s Board are as follows:

Members of the Audit Committee:

Mark D. Weishaar, Chairman

David A. Eckert

Daniel M. Friedberg

John E. Utley

Members of the Compensation Committee:

Gideon Argov, Chairman

David M. Cohen

Daniel M. Friedberg

Mark D. Weishaar

John E. Utley, ex officio

Members of the Nominating & Governance Committee:

L. Peter Frieder, Chairman

Colin M. Farmer

Daniel M. Friedberg

John E. Utley, ex officio

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

X-RITE, INCORPORATED

Dated: October 30, 2008	By:	/s/ David A. Rawden
David A. Rawden
Chief Financial Officer